SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, For Use Of The Commission Only (As Permitted By Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Under Rule 14a-12

                              CH ENERGY GROUP, INC.
             ------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

             ------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
(5) Total fee paid:
--------------------------------------------------------------------------------
[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
---------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:
---------------------------------------------------------------------------
(3) Filing Party:
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(4) Date Filed:
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


                              CH ENERGY GROUP, INC.
                                284 SOUTH AVENUE

                        POUGHKEEPSIE, NEW YORK 12601-4879










                                                                  March 11, 2005

To the Holders of Common Stock:

     I am pleased to invite you to the 2005 Annual Meeting of Shareholders of CH Energy Group, Inc. (the "Corporation").

     The Annual Meeting of Shareholders will be held at the Corporation's office in Poughkeepsie, New York on Tuesday, April 26, 2005, at 10:30 AM. A Notice of the Annual Meeting of Shareholders and Proxy Statement are attached.

     We request that you mark, sign, date, and mail the enclosed proxy promptly. Prompt return of your voted proxy will reduce the cost of further mailings. As an alternative to returning your proxy by mail, you can also vote your shares by proxy by calling the toll-free number on your proxy or by using the Internet at http://www.eproxyvote.com/chg. Both methods of voting are available twenty-four hours a day, seven days a week, and will be accessible until 12:01 AM on April 19, 2005. You may revoke your voted proxy at any time prior to the meeting or vote in person if you attend the meeting.

     The response from our shareholders in the past to annual proxy statements has been outstanding, and this year we are once again looking forward to receiving your proxy.

     You are cordially invited to attend the Annual Meeting of Shareholders in person. It is always a pleasure for me and the other members of the Board of Directors to meet with our shareholders. We look forward to greeting as many of you as possible at the meeting.



                                              Steven V. Lant
                                              CHAIRMAN OF THE BOARD, PRESIDENT
                                              AND CHIEF EXECUTIVE OFFICER

                              CH ENERGY GROUP, INC.

                                284 SOUTH AVENUE
                        POUGHKEEPSIE, NEW YORK 12601-4879


                  --------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                  --------------------------------------------


To the Holders of Common Stock:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CH Energy Group, Inc. (the "Corporation") will be held:

TIME ..................... 10:30 a.m. on Tuesday, April 26, 2005

PLACE .................... Office of the Corporation
                           284 South Avenue
                           Poughkeepsie, New York 12601-4879

ITEMS OF BUSINESS          (1)  To elect three Directors, each to serve for a
                                three-year term expiring in 2008;

                           (2)  To ratify the appointment of
                                PricewaterhouseCoopers LLP as the Corporation's independent registered public accounting firm for the year beginning in 2005; and

                           (3) To act upon any other matters that may properly come before the meeting.

RECORD DATE .............. Holders of Record of Common Shares on the close of business on March 1, 2005, are entitled to vote at the meeting.

ANNUAL REPORT ............ The Annual Report to Shareholders, as combined with the Corporation's Annual Report on Form 10-K filed with the Securities and Exchange Commission, is enclosed.

PROXY VOTING ............. It is important that your shares be represented and voted at the Annual Meeting of Shareholders. Please MARK, SIGN, DATE, AND RETURN PROMPTLY the enclosed proxy in the postage-paid envelope furnished for that purpose. As an alternative to returning your proxy by mail, you can also vote your shares by proxy by calling the toll-free number on your proxy or by using the Internet at www.eproxyvote.com/chg. Both Internet and telephone voting are available twenty-four hours a day, seven days a week, and will be accessible until 12:01 AM on April 19, 2005. You may revoke your voted proxy at any time prior to the meeting or vote in person if you attend the meeting. Any proxy may be revoked in the manner described in the accompanying proxy statement at any time prior to its exercise at the meeting.

                                             By Order of the Board of Directors,



                                                             Lincoln E. Bleveans
                                                             CORPORATE SECRETARY

March 11, 2005

                                TABLE OF CONTENTS


                                                                            PAGE

PROXY STATEMENT .............................................................  1

CURRENT DIRECTORS, CLASSES, AND TERMS OF OFFICE .............................  3

PROPOSAL NO. 1 - ELECTION OF DIRECTORS ......................................  4

GOVERNANCE OF THE CORPORATION 7

REPORT OF THE AUDIT COMMITTEE 14

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION .............. 16

EXECUTIVE COMPENSATION 21

PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT
                 REGISTERED PUBLIC ACCOUNTING FIRM .......................... 28

OTHER MATTERS ............................................................... 29

                                 PROXY STATEMENT

     The enclosed proxy is being solicited by the Board of Directors of CH Energy Group, Inc. (the "Corporation") for use in connection with its Annual Meeting of Shareholders to be held on April 26, 2005 (the "Annual Meeting").

     This proxy statement and enclosed proxy are being sent to the Corporation's shareholders on or about March 11, 2005. The mailing address of the principal executive office of the Corporation is 284 South Avenue, Poughkeepsie, New York 12601-4879.

     The  Corporation  is the  holding  company  parent of Central  Hudson Gas &
Electric   Corporation   ("Central   Hudson")  and  Central  Hudson  Enterprises
Corporation ("CHEC"), and their respective subsidiaries.


SHAREHOLDERS ENTITLED TO VOTE

     The record of shareholders entitled to notice of, and to vote at, the Annual Meeting was taken at the close of business on March 1, 2005. At that date, there were 15,762,000 shares of common stock ($0.10 par value) of the Corporation ("Common Stock") outstanding. Each share of Common Stock is entitled to one vote. No other class of securities is entitled to vote at the Annual Meeting.


PROXIES


HOW YOU CAN VOTE
----------------

     Shareholders  of record can give a proxy to be voted at the Annual  Meeting
(i)   by   telephone,    (ii)   electronically,    using   the   Internet,    at
http://www.eproxyvote.com/chg, or (iii) by mail. Shareholders who hold their shares in "street name" must vote their shares in the manner prescribed by their brokers.

     The telephone and Internet voting procedures have been set up for shareholder convenience and have been designed to authenticate shareholder identity, to allow shareholders to give voting instructions, and to confirm that those instructions have been recorded properly. If shareholders of record wish to vote by proxy, by telephone or by using the Internet, please refer to the specific instructions set forth on the enclosed proxy. If shareholders wish to vote using a paper format and return their signed proxy before the Annual Meeting, their shares will be voted as directed.

     Whether shareholders choose to vote by telephone, electronically using the Internet, or by mail, each proxy will be voted in accordance with the shareholder's instructions with respect to (i) the election of directors and
(ii) ratifying the appointment of PricewaterhouseCoopers LLP as the Corporation's independent registered public accounting firm.

     IF SHAREHOLDERS DO NOT SPECIFY ON THEIR PROXY (OR WHEN GIVING THEIR PROXY BY TELEPHONE OR BY USING THE INTERNET) HOW THEY WANT TO VOTE THEIR SHARES, IT IS THE INTENTION OF THE PERSONS NAMED ON THE PROXY TO VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR AS SET FORTH UNDER "PROPOSAL NO. 1 - ELECTION OF DIRECTORS" AND TO VOTE "FOR" THE RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AS SET FORTH UNDER "PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" HEREIN. ABSTENTIONS AND BROKER NON-VOTES ARE VOTED NEITHER "FOR" NOR "AGAINST" AND HAVE NO EFFECT ON THE VOTE BUT ARE COUNTED IN THE DETERMINATION OF A QUORUM.


\REVOCATION OF PROXIES

     A shareholder may revoke his or her proxy at any time before it is exercised in any of three ways:

     (a)  by submitting written notice of revocation to the Corporate Secretary;

     (b) by submitting another proxy by telephone, electronically, using the Internet, at http://www.eproxyvote.com/chg, or by mail that is later dated and (if by mail) that is properly signed; or

     (c)  by voting in person at the Annual Meeting.

COST OF PROXY SOLICITATION

     The cost of preparing, printing, and mailing the notice of meeting, proxy statement, proxy, and annual report will be borne by the Corporation. Proxy solicitation other than by use of the mail may be made by regular employees of the Corporation by telephone and personal solicitation. Banks, brokerage houses, custodians, nominees, and fiduciaries are requested to forward soliciting material to their principal(s) and to obtain authorization for the execution of proxies, and may be reimbursed for their out-of-pocket expenses incurred in that connection. In addition, the Corporation has retained D. F. King & Co., Inc. of New York, New York, a proxy solicitation organization, to assist in the solicitation of proxies. The fee of such organization in connection therewith is estimated to be $7,500, plus reasonable out-of-pocket expenses.

SHAREHOLDER COMMUNICATIONS

     Highlights of the 2005 Annual Meeting of Shareholders will be published on the Corporation's Internet site at www.chenergygroup.com and in the Corporation's May 2005 Report to Shareholders. The text of the remarks of the Chairman of the Board, President and Chief Executive Officer at the Annual Meeting will also be published on the same Internet site.

     Shareholders may obtain information relating to financial and statistical reports of the Corporation and information relating to their own share ownership by contacting the Corporation's Director of Shareholder Relations at 845-486-5383 or by writing to the Director of Shareholder Relations at 284 South Avenue, Poughkeepsie, New York 12601-4879.

     Shareholder communications related to any aspect of the Corporation's business are also welcome. Space for comments is provided on the proxy given to shareholders of record.

     Shareholders may also submit written communications to the Corporation in care of the Corporate Secretary at 284 South Avenue, Poughkeepsie, New York 12601-4879. Although all communications may not be answered on an individual basis, they do assist the Directors and management in addressing the needs of shareholders.

     Each such communication received by the Corporate Secretary from a shareholder is reviewed by him to determine how it should be handled. Not all communications from shareholders are communicated directly to the Board of Directors.

     If the subject matter of a communication from a shareholder is a concern or complaint regarding the accuracy or integrity of the Corporation's accounting, auditing, or financial reporting, the Corporate Secretary follows the procedures established by the Board of Directors for "Receiving and Handling Concerns or Complaints Regarding Accounting, Auditing or Financial Reporting." These procedures are set forth in Section IV of the Corporation's Code of Business
Conduct and Ethics, which is available on the Corporation's Internet site at www.chenergygroup.com.

     A shareholder may send a written communication to the Board of Directors or to specific individual Directors by addressing the communication to the Board of Directors or to an individual Director and submitting the communication to the Corporation in care of the Corporate Secretary at 284 South Avenue, Poughkeepsie, New York 12601-4879.

     The Vice Chairman of the Board of Directors, Heinz K. Fridrich, is an independent Director and has been designated by the Board to preside at the executive sessions of the non-management Directors.

     If interested parties wish to make a concern known to the non-management Directors, they may do so in a writing submitted in accordance with the procedures established by the Board of Directors for "Receiving and Handling Concerns or Complaints Regarding Accounting, Auditing or Financial Reporting." These procedures are set forth in Section IV of the Corporation's Code of Business Conduct and Ethics, which is available on the Corporation's Internet site at www.chenergygroup.com. Each such writing submitted in accordance with these procedures will be communicated directly to Mr. Fridrich.

SHAREHOLDER PROPOSALS

     A  shareholder  who  would  like  to  have  a  proposal   included  in  the
Corporation's 2006 Proxy Statement must submit the proposal so that the Corporate Secretary receives it no later than October 31, 2005. The rules of the Securities and Exchange Commission contain procedures governing shareholder proposals that may be included in a proxy statement. In addition, the Corporation's By-laws must be followed.

     The By-laws require any shareholder wishing to make a nomination for Director or to introduce a proposal or other business at the Corporation's 2006 Annual Meeting of Shareholders to give the Corporation advance written notice thereof no earlier than January 28, 2006, and no later than February 27, 2006.

     A copy of the Corporation's By-laws may be obtained by writing to the Corporate Secretary, CH Energy Group, Inc., 284 South Avenue, Poughkeepsie, New York 12601-4879.


                 CURRENT DIRECTORS, CLASSES, AND TERMS OF OFFICE

     The Corporation's Restated Certificate of Incorporation and By-laws require that the Board of Directors be divided into three classes as nearly equal in number as possible with staggered terms so that, at each Annual Meeting of Shareholders, one class of Directors will stand for election to a three-year term. The Directors currently in classes are listed below; their respective terms of office expire as of the Annual Meeting of Shareholders in the years listed below:

                                 CLASS I - 2007
                                 --------------
                             Edward F. X. Gallagher
                                 Steven V. Lant
                                Jeffrey D. Tranen

                                 CLASS II - 2005
                                 ---------------
                                Steven M. Fetter
                                Stanley J. Grubel

                                CLASS III - 2006
                                ----------------
                                Heinz K. Fridrich
                                 E. Michel Kruse

     On December 17, 2004, the Board of Directors increased the number of Directors by one to a total of nine, and elected Margarita K. Dilley as a Director. Ms. Dilley, as a Director elected by the Board, serves without a class designation until the Annual Meeting. If elected at the Annual Meeting, Ms. Dilley will be a Class II Director with a term expiring at the Annual Meeting of Shareholders in 2008. Paul J. Ganci, formerly a Class III director, resigned from the Board of Directors effective January 1, 2005. On February 11, 2004, the Board of Directors decreased the number of Directors by one to a total of eight.

     The nominees for Director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy shall be elected.

     The nominees for these Directorship positions are set forth in Proposal No. 1 below. Although the Board of Directors does not contemplate that the nominees will be unable to serve, should such a situation arise prior to the Annual Meeting, the proxies will be voted in accordance with the best judgment of the persons acting thereunder.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     The Board of Directors proposes the following nominees to be elected to the Board of Directors at the Annual Meeting, their terms to expire at the Annual Meeting of Shareholders in the year noted below or until a successor is elected and qualified. The Board of Directors recommends a vote in favor of each such nominee:

                                 CLASS II - 2008
                                 ---------------
                               Margarita K. Dilley
                                Steven M. Fetter
                                Stanley J. Grubel


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL NO. 1.


NOMINEES AND OTHER DIRECTORS

     The following table sets forth (i) the name and age of each nominee and of each Director of the Corporation whose term of office continues after the Annual Meeting, (ii) the principal occupation and employment of each person during the past five years, (iii) positions and offices with the Corporation held by each person, and (iv) the period during which each has served as a Director of the Corporation. Each nominee is currently serving as a Director of the Corporation.

                                       PRINCIPAL OCCUPATION AND BUSINESS                                            PERIOD OF
                                          EXPERIENCE DURING THE PAST             POSITIONS OR OFFICES WITH         SERVICE AS
NAME AND AGE                                     FIVE YEARS(1)                      THE CORPORATION(1)           DIRECTOR BEGAN
------------------------------------------------------------------------------------------------------------------------------------
                                    NOMINEES FOR ELECTION AS CLASS II DIRECTORS SERVING FOR A TERM EXPIRING IN 2008
Margarita K. Dilley ............... Consultant; Vice President, Chief            Director                             2004
   47                                 Financial Officer and director of
                                      Astrolink International LLC,
[PHOTO OMITTED]                       1998-2004; Director of Strategy
                                      & Corporate Development and
                                      Treasurer of INTELSAT, 1992-
                                      1998; Treasurer, Comsat
                                      Corporation, 1987-1992
                                              Washington, D.C.



Steven M. Fetter .................. President, Regulation UnFettered;            Director; Chairman of the            2002
   52                                 Board member and Chairman of the              Audit Committee of the
                                      National Regulatory Research                  Board of Directors
[PHOTO OMITTED]                       Institute (at Ohio State University),
                                      Keystone Center Energy Program,
                                      Regulatory Information Technology
                                      Consortium; Group Head and Managing
                                      Director, Global Power Group,
                                      FitchRatings, 1998-2002; Chairman and
                                      Commissioner of the Michigan Public
                                      Service Commission, 1987-1993; Acting
                                      Associate Deputy Under Secretary of
                                      Labor, U.S. Department of Labor, 1987
                                                  Fair Haven, NJ

                                       PRINCIPAL OCCUPATION AND BUSINESS                                            PERIOD OF
                                          EXPERIENCE DURING THE PAST             POSITIONS OR OFFICES WITH         SERVICE AS
NAME AND AGE                                     FIVE YEARS(1)                      THE CORPORATION(1)           DIRECTOR BEGAN
-------------                           ------------------------------             ---------------------          -------------
Stanley J. Grubel ................. Consultant; Director, Asyst                  Director; Chairman of the            1999;
   62                                 Technologies, Inc., CA; Vice                  Compensation Committee         served as
                                      President and General Manager,                of the Board of Directors      a Director
[PHOTO OMITTED]                       Philips Semiconductor                                                        of Central
                                      Manufacturing, Inc., 2000-2001;                                                Hudson
                                      Chief Executive Officer, MiCRUS,                                            beginning in
                                      1995-2000                                                                      1999(2)
                                                Irvington, NY



                                    INCUMBENT CLASS III DIRECTORS SERVING FOR A TERM EXPIRING IN 2006

Heinz K. Fridrich ................. Industry Professor Emeritus,                 Director; Vice Chairman              1999;
   71                                 University of Florida at Gainesville;         of the Board of Directors       served as
                                      Director, Veeco Instruments, NY;              and Chairman of the            a Director
[PHOTO OMITTED]                       Director, Solectron Corp., CA                 Governance and                 of Central
                                             Fernandina Beach, FL                   Nominating Committee             Hudson
                                                                                    of the Board of Directors     beginning in
                                                                                                                     1988(2)



E. Michel Kruse ................... Retired; Chairman and Senior                 Director; Chairman of the            2002
   60                                 Advisor - Financial Institutions              Strategy and Finance
                                      Group of UBS Warburg, 2000-2002;              Committee of the
[PHOTO OMITTED]                       Chief Executive of BHF- Bank AG,              Board of Directors
                                      Frankfurt, Germany, 1997-1999;
                                      Chief Financial Officer and Vice
                                      Chairman of the Board of The
                                      Chase Manhattan Corporation,
                                      1992-1996
                                               Greenwich, CT


                                    INCUMBENT CLASS I DIRECTORS SERVING FOR A TERM EXPIRING IN 2007

Edward F. X. Gallagher ............ Chairman of a group of                       Director                         1999; served
   71                                 transportation companies, including                                        as a Director
                                      Gallagher Truck Center, Leprechaun                                           of Central
[PHOTO OMITTED]                       Lines, and TLC Tours                                                           Hudson
                                                 Newburgh, NY                                                     beginning in
                                                                                                                     1984(2)

                                       PRINCIPAL OCCUPATION AND BUSINESS                                            PERIOD OF
                                          EXPERIENCE DURING THE PAST             POSITIONS OR OFFICES WITH         SERVICE AS
NAME AND AGE                                     FIVE YEARS(1)                      THE CORPORATION(1)           DIRECTOR BEGAN
------------------------------------------------------------------------------------------------------------------------------------
Steven V. Lant .................... Present positions since April 2004;          Chairman, President and              2002
   48                                 President and Chief Executive                 Chief Executive Officer of
                                      Officer of the Corporation,                   the Corporation; Chairman
[PHOTO OMITTED]                       2003-2004; Chief Operating                    and Chief Executive
                                      Officer and Chief Financial                   Officer of Central Hudson;
                                      Officer of the Corporation,                   Chairman, President and
                                      2002-2003; Chief Financial                    Chief Executive Officer
                                      Officer of the Corporation, of                of CHEC; Director of
                                      Central Hudson, and of Central                the Corporation, of
                                      Hudson Energy Services, Inc.                  Central Hudson, and
                                      ("CH Services"), 2001-2002; Chief             of CHEC
                                      Financial Officer and Treasurer of
                                      the Corporation, of Central Hudson,
                                      and of CH Services, 1999-2001
                                                Poughkeepsie, NY

Jeffrey D. Tranen ................. Senior Managing Director, Lexecon            Director                             2004
   58                                 Inc., MA; Director, Doble
                                      Engineering Company, MA;
[PHOTO OMITTED]                       Director, Oglethorpe Power
                                      Corporation, GA, 2000-2004;
                                      Director, Earthfirst Technologies
                                      Incorporated, FL, 2001-2002;
                                      President and Chief Operating
                                      Officer, Sithe Northeast Inc.,
                                      New York, 1999-2000; President
                                      and Chief Executive Officer,
                                      California Independent System
                                      Operator, CA, 1997-1999
                                                 New York, NY

---------
(1)  Based on information furnished to the Corporation as of December 31, 2004.

(2) Resigned as a Director of Central Hudson, effective December 15, 1999, when Central Hudson became a subsidiary of Energy Group.

                       GOVERNANCE OF THE CORPORATION

     The Board of Directors has eight members, seven of whom are independent under the categorical standards for independence contained in the Listed Company Manual of the New York Stock Exchange. Only independent Directors serve on the Corporation's Audit Committee, Governance and Nominating Committee, and Compensation Committee.

     During 2004, the Board of Directors held eleven meetings and the Committees held a total of twenty-three meetings. Seven Directors then serving on the Board attended all of the Board meetings, two Directors then serving on the Board attended 91% of all the Board meetings and one Director then serving on the Board attended 82% of all Board meetings. Director attendance for meetings of each of the Compensation Committee and the Governance and Nominating Committee was 100%. Director attendance for Audit Committee meetings ranged from 89% to 100%. Director attendance for Strategy and Finance Committee meetings ranged from 80% to 100%.

     The Board of Directors has adopted statements of governance principles set forth in a document entitled "Corporate Governance." Section I of this document sets forth the Corporation's statement of "Our Principles and Culture." Section II of this document sets forth the Corporation's statement of "Our Governance Guidelines." The entire document is available on the Corporation's Internet site at www.chenergygroup.com. A copy of the Corporation's governance principals may be obtained by writing to the Corporate Secretary, CH Energy Group, Inc., 284 South Avenue, Poughkeepsie, New York 12601-4879.


COMMITTEES OF THE BOARD OF DIRECTORS

     The Corporation's standing Committees are the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, and the Strategy and Finance Committee. The Audit Committee, the Compensation Committee, the Governance and Nominating Committee, and the Strategy and Finance Committee are described below. Based on the recommendation of the Governance and Nominating Committee, the Executive Committee designated by the Board of Directors at the 2003 Annual Meeting of the Board, although permitted by the By-laws, was dissolved by Board action on April 26, 2004. The Board of Directors has not designated an Executive Committee to serve since that date.


AUDIT COMMITTEE

     The members of the Audit Committee are Margarita K. Dilley, Steven M. Fetter, Heinz K. Fridrich, Edward F. X. Gallagher, and E. Michel Kruse. Mr. Fetter is the Chairman of the Audit Committee. The Audit Committee met nine times in 2004.

     The Board of Directors has determined that these Committee members have no financial or personal ties to the Corporation (other than director compensation and equity ownership as described in this proxy statement) and meet the New York Stock Exchange categorical standards for independence.

     The Board of Directors has also determined that E. Michel Kruse meets the Securities and Exchange Commission criteria for an "audit committee financial expert" and the New York Stock Exchange standard of having accounting or related financial management expertise. Mr. Kruse's extensive background and experience includes serving as the Chief Financial Officer and Vice Chairman of the Board of The Chase Manhattan Corporation. In addition, the Board of Directors has determined that Margarita K. Dilley meets the Securities and Exchange Commission criteria for an "audit committee financial expert" and the New York Stock Exchange standard of having accounting or related financial management expertise. Ms. Dilley's extensive background and experience includes serving as the Chief Financial Officer of Astrolink International LLC.

     The function of the Audit Committee is to assist the Board of Directors in its oversight of (a) the accounting and financial reporting processes of the Corporation, and (b) the auditing of the financial statements of the Corporation, and is discussed in the Report of the Audit Committee, which is set forth beginning on page 14 of this proxy statement.

     The Audit Committee operates under a written Charter which sets out the functions and responsibilities of this Committee. A copy of the Charter is available on the Corporation's Internet site at www.chenergygroup.com, and may be obtained by writing to the Corporate Secretary, CH Energy Group, Inc., 284 South Avenue, Poughkeepsie, New York 12601-4879.


COMPENSATION COMMITTEE

     The members of the Compensation Committee are Steven M. Fetter, Stanley J. Grubel, and Jeffrey D. Tranen. Mr. Grubel is the Chairman of the Compensation Committee. The Compensation Committee met four times in 2004.

     The Board of Directors has determined that these Committee members have no financial or personal ties to the Corporation (other than director compensation and equity ownership as described in this proxy statement) and meet the New York Stock Exchange categorical standards for independence.

     The function of the Compensation Committee is (a) to assist the Board of Directors in its oversight of the executive compensation and benefits programs of the Corporation and (b) to produce, in accordance with the rules of the Securities and Exchange Commission, an annual report on executive compensation for inclusion in the Corporation's annual proxy statement.

     The Compensation Committee operates under a written Charter which sets out the functions and responsibilities of this Committee. A copy of the Charter is available on the Corporation's Internet site at WWW.CHENERGYGROUP.COM, and may be obtained by writing to the Corporate Secretary, CH Energy Group, Inc., 284 South Avenue, Poughkeepsie, New York 12601-4879.


GOVERNANCE AND NOMINATING COMMITTEE

     The members of the Governance and Nominating Committee are Steven M. Fetter, Heinz K. Fridrich, and E. Michel Kruse. Mr. Fridrich is the Chairman of the Governance and Nominating Committee. The Governance and Nominating Committee met five times in 2004.

     The Board of Directors has determined that these Committee members have no financial or personal ties to the Corporation (other than director compensation and equity ownership as described in this proxy statement) and meet the New York Stock Exchange categorical standards for independence.

     The function of the Governance and Nominating Committee is to assist the Board of Directors in (a) organizing itself to effectively carry out its responsibilities and (b) nominating for election to the Board persons who have experience, backgrounds, and skills appropriate for the current needs of the Corporation.

     The Governance and Nominating Committee operates under a written Charter which sets out the functions and responsibilities of this Committee. A copy of the Charter is available on the Corporation's Internet site at www.chenergygroup.com, and may be obtained by writing to the Corporate Secretary, CH Energy Group, Inc., 284 South Avenue, Poughkeepsie, New York 12601-4879.


STRATEGY AND FINANCE COMMITTEE

     The members of the Strategy and Finance Committee are Edward F. X. Gallagher, Stanley J. Grubel, E. Michel Kruse, Steven V. Lant, and Jeffrey D. Tranen. Mr. Kruse is the Chairman of the Strategy and Finance Committee.

     The function of the Strategy and Finance Committee is to assist the Board of Directors in its oversight of the Corporation's strategic direction, business and financial planning, evaluation of contingencies, financing policies, and consistent implementation of action plans.

     The Strategy and Finance Committee operates under a written Charter which sets out the functions and responsibilities of this Committee. A copy of the Charter is available on the Corporation's Internet site at www.chenergygroup.com, and may be obtained by writing to the Corporate Secretary, CH Energy Group, Inc., 284 South Avenue, Poughkeepsie, New York 12601-4879.


DIRECTOR NOMINATION PROCESS

     The Governance and Nominating Committee of the Board of Directors is responsible for identifying, evaluating, and recommending to the Board nominees for election as Directors of the Corporation.

     The Governance and Nominating Committee seeks to nominate persons for election to the Board of Directors who have experience, backgrounds, and skills appropriate for the current needs of the Corporation. In carrying out the nomination process, the Committee works to identify potential candidates and welcomes recommendations from other members of the Board, members of management, shareholders, and other interested persons. From time to time, the Committee also may retain a professional search firm to assist in identifying and evaluating candidates. In this connection, Margarita K. Dilley, who was recently elected as a Director of the Corporation and who is standing for election as a Class II Director at this Annual Meeting, was recommended to the Governance and Nominating Committee by the professional search firm of Russell Reynolds Associates, Inc. as a potential candidate for election to the Board.

     On an annual basis, the Governance and Nominating Committee reviews the current size, composition, and organization of the Board and of its Committees, determines future needs, and makes recommendations to the Board as appropriate. The Committee evaluates Director candidates, including incumbent Directors, and seeks to recommend nominees who would strengthen the Board and fill needs for particular skills or attributes among the Directors. This evaluation is performed in the context of Board-approved "Criteria for Selecting New Directors" and of Sections 2, 3, 4, and 5 of the Corporation's Governance Guidelines. These Sections of the Governance Guidelines relate to the functions of the Board, the responsibilities and duties of Directors, the desired qualifications of Directors, and the requirement that a majority of Directors be independent in accordance with the Listed Company Manual of the New York Stock Exchange. The Corporation's "Criteria for Selecting New Directors" and its Governance Guidelines are available on the Corporation's Internet site at www.chenergygroup.com. All potential candidates, including persons recommended by security holders, are evaluated in the same manner and according to the same standards.

     When the Governance and Nominating Committee identifies a candidate that merits in-depth consideration, the Committee invites the Chairman of the Board, President and Chief Executive Officer to assess the person's qualifications and to discuss his views about the person with the Committee; this assessment may involve the Chairman of the Board, President and Chief Executive Officer meeting with the person.

     When a candidate is identified by the Governance and Nominating Committee as a potential nominee for election as a new Director of the Corporation, at least two members of the Governance and Nominating Committee meet with the person in face-to-face interviews. Subsequently, the Committee meets to discuss and consider candidates' qualifications and then chooses, by majority vote of the Committee members, the persons it wishes to recommend to the Board as nominees for election as Directors of the Corporation.

     A shareholder wishing to recommend a person for consideration as a potential candidate for election to the Board of Directors may do so by sending a written communication to the Governance and Nominating Committee in care of the Corporate Secretary at 284 South Avenue, Poughkeepsie, New York 12601-4879. The submission to the Governance and Nominating Committee must include (a) a written statement signed by the potential candidate confirming that he or she wishes to be considered as a candidate and would be willing and able to serve as a Director if elected and (b) a writing signed by the shareholder that includes sufficient information and specificity to (i) enable the Committee to confirm the writer's status as a shareholder of the Corporation and (ii) allow the Committee to evaluate the potential candidate in the context of the
Corporation's "Criteria for Selecting New Directors" and its Governance Guidelines.


BOARD MEMBER ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS

     Directors are expected to attend the Annual Meeting of Shareholders, and it is the practice of the Corporation to introduce each Director at the Annual Meeting of Shareholders.

     Each of the current members of the Corporation's Board of Directors, except for Ms. Dilley, attended the 2004 Annual Meeting of Shareholders. Ms. Dilley became a member of the Board of Directors in December 2004.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Only independent Directors served on the Compensation Committee in 2004. Mr. Grubel served as the Chairman of the Compensation Committee in 2004. Messrs. Fetter and Tranen continue to be members of the Compensation Committee. No inside Directors serve on this Committee. No Compensation Committee interlock relationships existed in 2004 for the Corporation or its subsidiary companies.


CODE OF BUSINESS CONDUCT AND ETHICS

     The Corporation has a Code of Business Conduct and Ethics which sets forth the commitment of the Corporation to conduct its business in accordance with the highest ethical standards and all applicable laws, rules, and regulations. The Code of Business Conduct and Ethics, adopted by the Board of Directors, states the guiding principles by which the Corporation operates and conducts its daily business with its shareholders, customers, suppliers, government authorities, and employees. These principles apply to all Directors, officers, and employees.

     Employees are encouraged to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Business Conduct and Ethics.

     Section II of the Code of Business  Conduct and Ethics,  in accordance with
Section 406 of the Sarbanes-Oxley Act of 2002, constitutes the Corporation's Code of Ethics for Senior Financial Officers. This section, in conjunction with the remainder of the Code of Business Conduct and Ethics, is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws as well as other matters. A copy of the Code of Business Conduct and Ethics is available on the Corporation's Internet site at www.chenergygroup.com. The Corporation has also filed a copy of the Code of Business Conduct and Ethics with the Securities and Exchange Commission as an exhibit to the Corporation's Annual Report on Form 10-K for the year ended December 31, 2003. A copy of the Corporation's Code of Business Conduct and Ethics may be obtained free of charge by writing to the Corporate Secretary, CH Energy Group, Inc., 284 South Avenue, Poughkeepsie, New York 12601-4879.

     If the Corporation's Board of Directors amends Section II of the Code of Business Conduct and Ethics or grants any waiver to Section II of the Code of Business Conduct and Ethics, which waiver relates to issues concerning actual or apparent conflicts of interest, disclosures in the Corporation's Securities and Exchange Commission filings or public communications, compliance with laws, rules, or regulations, or internal compliance with the Code of Business Conduct and Ethics within the Corporation, the Corporation will post such information on its Internet site at www.chenergygroup.com.


COMPENSATION OF DIRECTORS OF THE BOARD

     In May 2004, the Compensation Committee recommended, and the Board approved, a new compensation program for non-employee Directors. This new program was made effective as of June 1, 2004, with respect to annual cash retainer compensation, and as of January 1, 2004, with respect to equity compensation.

     Under the program that was in effect prior to June 1, 2004, each non-employee Director received an annual retainer of $22,000 and $1,250 for attendance at each meeting of the Board and each meeting of any Committee of the Board of which the Director was a member or an invitee. In addition, 600 phantom shares of the Corporation's Common Stock were credited each year to each non-employee Director's account under the Directors and Executives Deferred Compensation Plan.

     The new program is designed to enhance the Corporation's ability to attract and retain highly qualified Directors and to align their interests with the long-term interests of the Corporation's shareholders. In this regard, the Compensation Committee recommended that the new program consist of both a cash component, designed to compensate non-employee Directors for their service on the Board and its Committees, and an equity component, designed to align the interests of non-employee Directors and shareholders. The Corporation eliminated the per-meeting fee component of the program. As in the past, Directors who are employees of the Corporation receive no compensation for their services on the Board.

     CASH COMPENSATION. Under the new program, each non-employee Director is entitled to receive an annual cash retainer of $50,000. Effective as of January 1, 2005, this cash retainer will be paid quarterly in advance in four equal installments to each person serving as a non-employee Director at the time when the particular quarterly payment is made.

     For 2004, the five persons who served as non-employee Directors during the entire year (i.e., all non-employee Directors other than Messrs. Ganci and Tranen) received their annual cash retainer compensation for the first five months of the year under the prior program and their annual cash retainer compensation for the remainder of the year under the new program. As a result, each of these Directors received a total of $38,338 as their annual cash retainer compensation with respect to 2004.

     Mr. Tranen was elected as a non-employee Director in February 2004. He received annual cash retainer compensation for four months under the prior program and for seven months under the new program. As a result, he received a total of $36,500 as his annual cash retainer compensation with respect to 2004.

     Mr. Ganci retired from his employment with the Corporation effective May 1, 2004. He continued to serve on the Board as a non-employee Director through December 31, 2004. He received annual cash retainer compensation for one month under the prior program and annual cash retainer compensation for seven months under the new program. As a result, he received a total of $31,000 as his annual cash retainer compensation with respect to 2004.

     The amounts of the additional annual retainers paid in 2004 to non-employee Directors for service as a Committee Chair or as Vice Chairman of the Board were not changed by the new compensation program. Mr. Fridrich received an annual retainer in the amount of $7,500 for his service as Vice Chairman of the Board and an annual retainer of $7,500 for his service as Chairman of the Governance and Nominating Committee. Mr. Grubel received an annual retainer of $7,500 for his service as Chairman of the Compensation Committee. Mr. Fetter received an annual retainer of $10,000 for his service as Chairman of the Audit Committee. Mr. Kruse received an annual retainer of $7,500 for his service as Chairman of the Strategy and Finance Committee.

     EQUITY COMPENSATION. As noted above, under the prior program, each non-employee Director received annual equity compensation consisting of 600 phantom shares of the Corporation's Common Stock. These shares were credited to each Director's account under the Directors and Executives Deferred Compensation Plan. The program required that the credit remain invested in phantom shares until the termination of the Director's service on the Board and be paid only in cash after termination of Board service.

     Under the new program, effective as of January 1, 2004, the equity component of annual compensation for each non-employee Director is fixed at a number of phantom shares of the Corporation's Common Stock having an aggregate value approximately equal to $50,000. These shares are credited to each Director's account under the Directors and Executive Deferred Compensation Plan. The program requires this credit to remain invested in phantom shares until the termination of the Director's service on the Board and to be paid only in cash after termination of Board service. Effective as of January 1, 2005, the number of phantom shares to be credited to each Director's account will be calculated on the basis of the closing price of the Corporation's Common Stock on the first Tuesday following the first Monday of January in each year. The phantom shares will be credited in four equal installments to the account of each person serving as a non-employee Director at the time when the particular quarterly installment is credited.

     For 2004, each non-employee Director serving on the Board on January 1, 2004, received a credit under the prior program of 600 phantom shares. Mr. Tranen received a credit of 550 phantom shares. Mr. Ganci received a credit of 400 phantom shares.

     For purposes of the new program, the 600 phantom shares awarded under the prior program to non-employee Directors other than Mr. Tranen and Mr. Ganci were valued on the basis of the closing price of the Corporation's Common Stock on January 5, 2005. Mr. Tranen's and Mr. Ganci's phantom shares were valued on the basis of the closing price of the Corporation's Common Stock on the first business day following the respective dates on which they became non-employee Directors.

     Taking into account the value of the phantom shares that had already been awarded, additional phantom shares were credited to the account of each non-employee Director, other than Mr. Tranen and Mr. Ganci, in order to provide the Director with a total value of approximately $50,000 in equity compensation for the year. Mr. Tranen and Mr. Ganci received credits for additional phantom shares in order to provide them with total equity compensation for the year of $45,833 and $33,330, respectively. The additional phantom shares were all valued on the basis of the closing price of the Corporation's Common Stock on May 21, 2004, which was the date of the regularly scheduled Board meeting at which the Board adopted the new compensation program for non-employee Directors. In aggregate, each non-employee Director other than Mr. Tranen and Mr. Ganci received 1,107 phantom shares as equity compensation for 2004. Mr. Tranen and Mr. Ganci received aggregate amounts of 992 phantom shares and 730 phantom shares, respectively. For additional information regarding the Directors and Executives Deferred Compensation Plan, please see the subcaption "Directors and Executives Deferred Compensation Plan" at page 23 of this proxy statement.


STOCK PLAN FOR OUTSIDE DIRECTORS

     In 2003, the Corporation amended the Stock Plan for Outside Directors ("Stock Plan") to provide that no further benefits would be earned under the Stock Plan for service as a non-employee Director following July 1, 2003. In addition, the Stock Plan was amended to provide each current non-employee Director with a one-time opportunity to elect to receive, in lieu of receiving any benefits under the Stock Plan, a credit of phantom shares of Common Stock to his or her account under the Directors and Executives Deferred Compensation Plan, which credit was in an amount equal to the actuarial equivalent of the benefits he or she had earned under the Stock Plan. All of the then-current non-employee Directors elected to receive the phantom shares of Common Stock. Therefore, the Stock Plan currently is maintained solely for the benefit of non-employee Directors who retired from the Board prior to July 1, 2003. The Stock Plan was also amended to provide that all distributions to those retired non-employee Directors will be made in cash rather than in shares of Common Stock.

     For additional information, see the subcaption "Directors and Executives Deferred Compensation Plan" at page 23 of this proxy statement.


LONG-TERM PERFORMANCE-BASED INCENTIVE PLAN

     The Corporation's Long-Term Performance-Based Incentive Plan, approved by shareholders at the 2000 Annual Meeting of Shareholders and subsequently amended, became effective January 1, 2000 (as amended, the "Incentive Plan"). The purposes of the Incentive Plan are to provide key executives with long-term compensation incentives that are tied to performance and to create increased shareholder value, and for non-employee Directors, to provide additional equity compensation. With respect to non-employee Directors, the Incentive Plan permits, upon authorization of the Compensation Committee, an annual grant of a non-qualified stock option for the purchase of 1,000 shares of Common Stock to each non-employee Director. If such grant were made, the option would have an exercise price equal to the fair market value of Common Stock on the date of grant, would have a term of ten years, and would have been exercisable on and after the date of grant. The Compensation Committee has determined that, consistent with the Corporation's goals and objectives, it will likely be more appropriate in the future for non-employee Directors to receive phantom shares of Common Stock under the Directors and Executives Deferred Compensation Plan rather than stock options pursuant to the Incentive Plan. For additional information, see the subcaption "Compensation of Directors of the Board" on page 10 of this proxy statement and the subcaption "Directors and Executives Deferred Compensation Plan" at page 23 of this proxy statement.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     The following table lists the number of shares of equity securities of the Corporation beneficially owned by each of the Directors, each executive officer listed in the table under the caption "Executive Compensation," by beneficial owners of more than 5% of the Corporation's Common Stock, and by all Directors and executive officers of the Corporation and of its subsidiary companies as a group:

                                            AMOUNT AND NATURE OF     % OF THE
                                            BENEFICIAL OWNERSHIP   CORPORATION'S
                                            OF THE CORPORATION'S      COMMON
NAME OF BENEFICIAL OWNER                     COMMON STOCK (1)(2)     STOCK (3)
------------------------                    --------------------   -------------
Margarita K. Dilley .......................               0        --
Steven M. Fetter ..........................           1,275        Less than 1%
Heinz K. Fridrich .........................           8,625        Less than 1%
Edward F. X. Gallagher ....................           8,111        Less than 1%
Stanley J. Grubel .........................           5,672        Less than 1%
E. Michel Kruse ...........................           1,100        Less than 1%
Steven V. Lant ............................          10,418        Less than 1%
Jeffrey D. Tranen .........................               0        --
Joseph J. DeVirgilio, Jr. .................           3,969        Less than 1%
Donna S. Doyle ............................           2,201        Less than 1%
Paul J. Ganci (4) .........................          24,146        Less than 1%
Carl E. Meyer .............................           6,985        Less than 1%
Arthur R. Upright .........................           4,022        Less than 1%
Gabelli Asset Management Inc. (5) .........       1,495,150        9.24%
Manulife Financial Corporation (6) ........       1,016,533        6.45%
All Directors and Executive Officers
  as a Group (19 Persons) .................          81,390        Less than 1%

----------
(1) Based on information furnished to the Corporation by the Directors and executive officers of the Corporation as of December 31, 2004.

(2) Includes shares of Common Stock that may be acquired through the exercise of options that are exercisable currently. The persons who have such options and the number of shares which may be acquired is as follows: Mr. Fetter (1,000); Mr. Fridrich (4,000); Mr. Gallagher (4,000); Mr. Ganci (19,100); Mr. Grubel (4,000); Mr. Kruse (1,000); Mr. Lant (5,360); all
     other executive officers as a group (10,000).

(3) The percentage ownership calculation for each beneficial owner has been made on the basis of the amount of outstanding shares of the Corporation's Common Stock as of the record date.

(4) Includes 624 shares owned by the spouse of Mr. Ganci. The shares owned by Mrs. Ganci are considered to be beneficially owned by Mr. Ganci only for the purpose of this proxy statement and Mr. Ganci disclaims any beneficial interest in these shares for all other purposes.

(5) Based upon a Schedule 13 D/A filed with the Securities and Exchange Commission on December 5, 2002, by Gabelli Asset Management Inc. on behalf of: Gabelli Funds, LLC, GAMCO Investors, Inc., MJG Associates, Inc., Gabelli & Co. Inc. Profit Sharing Plan, Gabelli Foundation, Inc., and Gabelli Group Capital Partners, Inc. As reported on said Schedule 13 D/A, as of September 30, 2002, the Corporation's Common Stock is beneficially owned as follows: Gabelli Funds--369,400 (2.28%), GAMCO--1,116,250 (6.90%),
     Gabelli Foundation, Inc.--6,000 (0.04%), Gabelli & Co. Inc. Profit Sharing Plan--2,000 (0.01%), MJG Associates--1,500 (0.01%). GAMCO does not have the authority to vote 51,800 of the reported shares. The principal business address for each of the foregoing, other than MJG Associates and Gabelli Foundation is One Corporate Center, Rye, New York 10580. The principal business address for MJG Associates is 8 Sound Shore Drive, Greenwich, Connecticut 06830. The principal business address for Gabelli Foundation is 165 West Liberty Street, Reno, Nevada 89501.

(6) Based upon a Schedule 13G filed with the Securities and Exchange Commission on February 7, 2005, by Manulife Financial Corporation. As reported on said
     Schedule 13G, as of December 31, 2004, the Corporation's Common Stock is beneficially owned as follows: Manulife Financial Corporation--3,833 (.0002%) and Manulife Financial Corporation's indirect wholly owned subsidiary John Hancock Financial Services, Inc.'s indirect wholly owned subsidiary, John Hancock Advisers, LLC--1,012,700 (6.45%). Manulife Financial

     Corporation  does not have the  authority  to vote the shares  held by John
     Hancock Advisers, LLC. The principal business address for Manulife Financial Corporation is 200 Bloor Street, East, Toronto, Ontario, Canada M4W 1E5. The principal business address for John Hancock Financial Services, Inc. is John Hancock Place, P.O. Box 111, Boston, Massachusetts 02117. The principal business address for John Hancock Advisers, LLC is 101 Huntington Avenue, Boston, Massachusetts 02199.

STOCK EQUIVALENTS OWNERSHIP OF DIRECTORS

     The following table sets forth the number of phantom shares of Common Stock, as of December 31, 2004, credited to the accounts of the Corporation's participating non-employee Directors under the Directors and Executives Deferred Compensation Plan, including reinvested dividends (rounded to the nearest whole number). Under the Directors and Executives Deferred Compensation Plan, payments are made in cash and are generally made following termination of service as a Director based on the market value of the Common Stock at the time of termination. For additional information, see the subcaption "Directors and Executives Deferred Compensation Plan" at page 23 of this proxy statement.

           NAME                               NUMBER OF PHANTOM SHARES
           ----                               ------------------------
           Margarita K. Dilley                              0
           Steven M. Fetter                             1,665
           Heinz K. Fridrich                            2,547
           Edward F. X. Gallagher                       2,539
           Stanley J. Grubel                            2,147
           E. Michel Kruse                              1,538
           Jeffrey D. Tranen                            2,207
           Total(a)                                    12,643

----------
(a) The total for each individual is less than 1% of the outstanding shares of Common Stock, and the total for the group of all participating non-employee Directors (7 persons) is less than 1% of the outstanding shares of Common Stock, both percentages calculated as of the record date.


INSURANCE

     The Corporation provides liability insurance for its Directors and officers. Federal Insurance Company (CHUBB), Associated Electric and Gas Insurance Services, Ltd., Energy Insurance Mutual, and American International Companies are the principal underwriters of the current coverage, which extends until June 1, 2005. The annual cost of this coverage is approximately $1.08 million.


CERTIFICATIONS

     In May 2004, the Corporation submitted a New York Stock Exchange "Section 12(a) CEO Certification" to the New York Stock Exchange. The Chief Executive Officer and the Chief Financial Officer certifications required by Section 302 of the Sarbanes-Oxley Act of 2002 were filed as exhibits to the Corporation's Annual Report on Form 10-K for the year ended December 31, 2004.


                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is comprised of Directors who meet the New York Stock Exchange categorical standards for independence. The Audit Committee operates under a written Charter adopted by the Board of Directors, which is available at the Corporation's Internet site at www.chenergygroup.com.

     The members of the Audit Committee are Margarita K. Dilley, Steven M. Fetter, Heinz K. Fridrich, Edward F. X. Gallagher, and E. Michel Kruse. Mr. Fetter is the Chairman of the Audit Committee. The Audit Committee had nine meetings during 2004.

     In performing its duties, the Audit Committee (i) reviews the scope of the audit by the Corporation's independent accountants, PricewaterhouseCoopers LLP, and related matters pertaining to the examination of the financial statements;
(ii) reviews and evaluates, at least once a year, the qualifications, independence and performance of the independent accountants (which includes an evaluation of the lead partner of the independent accountants); (iii) examines the adequacy of the Corporation's internal control over financial reporting and the Corporation's and its subsidiary companies' internal audit activities; (iv) reviews the nature and extent of audit and non-audit services and pre-approves such services provided by the Corporation's independent accountants; (v) consults at least three times a year with the independent accountants regarding financial issues; (vi) makes recommendations to the Board of Directors on the foregoing matters as well as on the appointment of the Corporation's independent accountants; (vii) meets regularly with the Corporation's Internal Auditing
Manager and Controller; and (viii) reviews quarterly and annual financial statements filed with the Securities and Exchange Commission.

     In 2004, the Audit Committee met with management periodically during the year to consider the adequacy of the Corporation's internal control over financial reporting and the objectivity of its financial reporting. The Audit Committee discussed these matters with the Corporation's independent accountants and with appropriate Corporation financial personnel and internal auditors. The Audit Committee also discussed with the Corporation's senior management and independent accountants the process used for certifications by the Corporation's Chief Executive Officer and the Chief Financial Officer, which certifications are required for certain of the Corporation's filings with the Securities and Exchange Commission.

     The Audit Committee also met privately at its regular meetings with both the independent accountants and the Internal Auditing Manager, as well as with the Controller.

     For 2004, the Audit Committee has:

     1.   reviewed  and  discussed  the  audited   financial   statements   with
          management;

     2. discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as may be modified or supplemented;

     3. received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with and affirmed the independence of PricewaterhouseCoopers LLP from the management of the Corporation and its subsidiary companies; and

     4. received the reports of the Chief Executive Officer and the Chief Financial Officer relating to their evaluation of the Corporation's internal control over financial reporting.

     Based on the review and discussions referred to above and additional matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Corporation's Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

                                           Steven M. Fetter, Chairman
                                           Margarita K. Dilley
                                           Heinz K. Fridrich
                                           Edward F. X. Gallagher
                                           E. Michel Kruse

     The Audit Committee also considered whether the provision of services for which fees were paid under the captions "Audit-Related Fees," "Tax Fees," and "All Other Fees" is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

     In April 2000, the appointment of PricewaterhouseCoopers LLP to examine the Corporation's financial statements for the five-year period beginning in 2000 was ratified by the shareholders of the Corporation. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting. The PricewaterhouseCoopers representa-tives will be given the opportunity to make a statement if desired and will be available to respond to appropriate questions from shareholders.

     Information on fees billed by PricewaterhouseCoopers LLP during 2004 and 2003 is provided below:


PRINCIPAL ACCOUNTING FEES AND SERVICES

PRICEWATERHOUSECOOPERS LLP                                      2004        2003
--------------------------                                  --------    --------
Audit Fees ..............................................   $535,100    $329,250
Audit-Related Fees ......................................   $ 20,000    $ 10,000
  (Includes Securities and Exchange Commission
    Comment Letter review (2004) and consulting
    related to the Sarbanes-Oxley Act of 2002 (2003))
Tax Fees ................................................   $ 44,755    $ 30,130
  Includes review of consolidated federal and state
    income tax returns and consultation regarding
    IRS audit issues
All Other Fees ..........................................   $  2,310    $  1,400
                                                            --------    --------
  Includes software licensing fee for accounting
    research tool and consultation regarding
    competitive business subsidiaries
TOTAL ...................................................   $602,165    $370,780

     The Audit Committee has adopted guidelines regarding pre-approval of the services to be provided by the Corporation's independent accountants. These guidelines require that the Audit Committee review and approve, prior to the start of the fiscal year, (i) an engagement letter for audit services from the independent accountants, outlining the scope of the audit services to be provided during the next fiscal year and including a fee proposal for such services, and (ii) a list of and a budget for non-audit services that management recommends be provided by the independent accountants during the next fiscal year.

     Management and the independent accountants will confirm that the recommended non-audit services are permissible under all applicable requirements. The Corporation has adopted a list of specific audit and non-audit services that may be provided by the independent accountants.

     If the scope or cost of the audit or non-audit services requires changes during the fiscal year, the Audit Committee's procedures enable the Chairman of the Audit Committee to approve such changes, up to certain dollar limits, and to report on any such changes at the next Audit Committee meeting. The Corporation's Vice President of Accounting and Controller is responsible for tracking all independent accountant fees against the budgets for audit and non-audit services and reporting on such budget issues at least annually to the Audit Committee.

     In 2004, the Audit Committee approved all of the fees set forth in the table above under the captions "Audit-Related Fees," "Tax Fees," and "All Other Fees."


                     REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is composed entirely of persons determined by the Corporation's Board of Directors to be independent directors under the applicable categorical standards of the New York Stock Exchange. Each member of the Committee also qualifies as (i) a non-employee director under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended and (ii) as an outside director for purposes of
Section 162(m) of the Internal Revenue Code. The Committee submits this report to summarize the policies that the Compensation Committee applied in making executive compensation decisions with respect to 2004.

COMPENSATION OBJECTIVES AND METHODOLOGY

     The Compensation Committee seeks to achieve an executive compensation program that attracts, retains, and motivates executive officers to create long-term shareholder value. The design of the executive compensation program is intended to incorporate base salary, annual short-term incentives, long-term incentives, and retirement benefits which, in aggregate, result in total remuneration that is approximately at the median for persons with similar responsibilities in the relevant competitive marketplace.

     In consultation with an independent compensation consulting firm, the Compensation Committee annually reviews data from proxy statements and the consulting firm's independent database to assess the Corporation's relative competitive position on the following components of executive compensation:

     o   base salary;

     o   annual short-term incentives; and

     o   long-term incentives.

     In making this assessment of relative compensation levels in the marketplace, the Committee recognizes that job responsibilities of persons with particular titles may vary substantially from company to company, and that a person's title is not necessarily descriptive of a person's duties. In this regard, and to provide an appropriate breadth of information on compensation levels and types of job responsibilities, the Committee's independent consultant uses its own proprietary database to assess the compensation practices of 37 electric and natural gas utilities and energy services companies in the United States (the "Comparator Group") to identify for the Committee the compensation levels being paid in the relevant competitive marketplace to persons with responsibilities that are similar in scope to the responsibilities of the Corporation's executive officers.

     With respect to the compensation of each executive officer, the Committee considers the person's level and complexity of responsibility, experience and skills, and over-all performance in his or her position. In this connection, Steven V. Lant, as Chairman of the Board, President and Chief Executive Officer, provides the Compensation Committee with an annual evaluation of the performance of each executive officer. After reviewing these evaluations, and after making its own assessment of the performance of each such executive officer, the Compensation Committee recommends to the independent directors on the Board, and the independent directors approve, the compensation level for each such executive officer of the Corporation. In 2004, the independent directors of the Board did not reject, or modify in any material way, any recommendation made to them by the Compensation Committee.


COMPONENTS OF COMPENSATION


BASE SALARIES AND SHORT-TERM INCENTIVES
---------------------------------------

     Base salaries for executives are determined on the basis of each person's performance, job responsibilities, level of experience and skill, and information received from the Corporation's independent consulting firm regarding salaries paid to persons with comparable responsibilities at companies in the Comparator Group. The Compensation Committee also gives attention to maintaining appropriate internal salary relationships among the Corporation's executive officers.

     Short-term incentives are developed to reward achievement of each year's business plan objectives and to promote achievement of the Corporation's strategy of achieving long-term shareholder value. The intent is to offer senior executives the opportunity to earn targeted incentive cash payments that are calculated as a percentage of each person's annual base salary. These percentages are determined by the Compensation Committee according to each person's position and level of responsibility. In 2004, the targeted percentages were set by the Compensation Committee in the range of 20% to 30% of the applicable base salary for individual executive officers other than Mr. Lant. These percentages of base salary can be earned as incentive cash payments if incentive performance targets for the year are achieved. Performance is measured according to target measures established each year for thresh-old performance, targeted performance, and superior performance. The incentive compensation opportunity will vary, from zero to 150% of the targeted percentage of base salary, according to the level of overall performance achieved for the year relative to the established measures of performance. Each individual's short-term incentive compensation amount is based on overall achievement of the annual incentive performance targets, but it may be adjusted upwards or downwards by up to 50% based upon an assessment of the individual's performance.

     The Compensation Committee establishes annual incentive performance targets which are primarily quantitiative and financial in nature. For 2004, the targets related to earnings per share and, at the subsidiary level, to the achievement of specified operational milestones. The aggregate annual cash compensation, consisting of salary and short-term incentive awards, for executive officers other than Mr. Lant is targeted at approximately the median level of the cash compensation paid to persons with similar responsibilities within the Comparator Group.


LONG-TERM INCENTIVES
--------------------

     Long-term incentives have included two components in recent years: (i) options to purchase the Corporation's Common Stock, and (ii) performance shares that vest depending upon the Corporation's performance over a three-year performance period.

     For 2004, the Compensation Committee recommended to the independent directors on the Board, and the independent directors agreed, that the long-term incentives would consist solely of performance shares and that no stock options would be issued. The number of performance shares granted to an executive officer is based on a percentage of the individual's base salary that was in effect at the beginning of the fiscal year. The percentages ranged, in 2004, from 15% to 35% of the base salary for executive officers other than Mr. Lant. These percentages are determined for each officer by the Committee according to the person's position and level of responsibility, and are targeted at the median amount of long-term incentive compensation that is available to persons with similar responsibilities within the Comparator Group.

     The performance shares vest after completion of a three-year performance cycle. The number of performance shares is subject to being increased or decreased depending on the performance of Corporation during the three-year performance cycle; this performance is measured by comparing the annualized total shareholder return of the Corporation with the aggregate total shareholder return of the companies in the Edison Electric Institute Index of combination natural gas and electric investor-owned utilities (the "EEI Index") over the relevant three-year performance cycle.

     Performance shares may be granted on a year-to-year basis, with the result that there are normally over-lapping three-year performance cycles in effect on a concurrent basis.

     Increases or decreases in the number of performance shares to be delivered at the end of a performance cycle depend on the quintile ranking of the Corporation's total shareholder return relative to the total shareholder return of the companies in the EEI Index. This comparison of performance with the EEI Index results in executive officers receiving percentages of awarded performance shares at the end of performance cycles as follows:

         CORPORATION'S QUINTILE RANKING        % OF PERFORMANCE SHARES
         ------------------------------        -----------------------
                     5                                    150%
                     4                                    125%
                     3                                    100%
                     2                                     50%
                     1                                      0%

     Additional information concerning these performance shares is set forth on page 23 herein.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Lant became the President and Chief Executive Officer of the Corporation on July 1, 2003. He became Chairman of the Board of Directors and the Corporation's principal executive officer on April 27, 2004, following the Annual Meeting of Shareholders. Mr. Lant's predecessor, Paul J. Ganci, stepped down from his position as Executive Chairman of the Board at the conclusion of the Annual Meeting of Shareholders on April 27, 2004.

     The Compensation Committee evaluated the performance of Mr. Lant during 2004 and made recommendations to the independent directors of the Board regarding Mr. Lant's compensation for 2004. These recommendations were approved by the independent directors of the Board without material modification.

     The Compensation Committee's analysis took into consideration the salary, short-term incentives, and long-term incentives provided to the chief executive officers of companies in a peer group of 12 utility and energy companies operating within the United States. The criteria for inclusion of companies in this custom peer group were that a company have between 50% and 175% of this Corporation's annual revenues and have at least 5% of its assets invested in non-regulated businesses. This peer group was formed on the basis of advice and information provided to the Committee by its independent compensation consulting firm.

     The Comparator Group used for other executive officers was not used for Mr. Lant because (i) the Committee believed his responsibilities in the position of Chief Executive Officer match-up well with the responsibilities of chief executive officers of other public companies, and (ii) the Committee believed it more effective to develop a custom peer group of companies, based on size of revenues and diversification of business activities, that more closely corresponds to the market for executive talent perceived as relevant to Mr. Lant's compensation.

     The Comparator Group and the custom peer group are not the same as the group of companies used in the EEI Index for comparing the Corporation's five-year cumulative return (See page 27 herein). While the Committee believes the EEI Index is appropriate for comparing shareholder returns, the Committee believes the Comparator Group and the custom peer group are more appropriate sources for information relevant to the competitive marketplace facing the Corporation with respect to executive talent.

     As Chief Executive Officer, Mr. Lant participates in the same programs and receives compensation based on the same criteria as the other executive officers of the Corporation. In addition, Mr. Lant's compensation also reflects the greater policy and decision making of the Chief Executive Officer position, and the higher level of responsibility that he bears with respect to the strategic direction and the financial and operating results of the Corporation. In setting Mr. Lant's compensation for 2004, the Compensation Committee also took into consideration the relative size of the Corporation in relation to the other companies in the custom peer group and the fact that Mr. Lant is just beginning his service as Chief Executive Officer.


BASE SALARY
-----------

     Mr. Lant's base salary was $350,000 as of January 1, 2004. This salary was increased to $435,000 on May 1, 2004, to reflect Mr. Lant's assumption of duties as the Chairman of the Board and the Corporation's principal executive officer.


ANNUAL INCENTIVE COMPENSATION
-----------------------------

     For 2004, the percentage of Mr. Lant's base salary used in determining his annual short-term incentive award was 45%. This percentage was applied on a pro-rata basis to Mr. Lant's salary of $350,000 for the period from January 1, 2004, to April 30, 2004, and to his increased salary of $435,000 from May 1, 2004, to December 31, 2004. The annual incentive award to Mr. Lant for 2004 is shown as his bonus amount in the Summary Compensation Table. In addition to the factors discussed above, this bonus amount was based on the Corporation's performance with respect to an earnings per share target and on the Committee's assessment of Mr. Lant's responsiveness to problems and opportunities, and Mr. Lant's performance with regard to the successful transitioning of executive responsibilities from Mr. Ganci to himself during 2004.

LONG-TERM INCENTIVE COMPENSATION
--------------------------------

     For 2004, the percentage of Mr. Lant's base salary used in determining his long-term incentive award was 40% of his salary on January 1, 2004, I.E., $350,000. On this basis, Mr. Lant was granted 6,500 performance shares in 2004. Additional details concerning these performance shares are set forth on page 23 herein.


SECTION 162(M) OF THE INTERNAL REVENUE CODE ("TAX CODE")
--------------------------------------------------------

     The Compensation Committee and the Board of Directors have considered the federal income tax deduction limitations established under Section 162(m) of the Tax Code, which provide that, unless an appropriate exemption applies, a federal income tax deduction for the Corporation for remuneration of any officer named in the caption "Executive Compensation" (See page 21 herein) will not be allowed to the extent this remuneration in any taxable year exceeds $1 million. To the extent Tax Code Section 162(m) would limit the Corporation's federal income tax deductions, the Compensation Committee intends to qualify the performance-based compensation of the Executive Officers for full deductibility whenever possible and consistent with the goals of the Compensation Committee's policies.

                                       Stanley J. Grubel, Chairman
                                       Steven M. Fetter
                                       Jeffrey D. Tranen

                             EXECUTIVE COMPENSATION

     The Summary Compensation Table set forth below includes compensation information on the Chairman of the Board, President and Chief Executive Officer, the former Executive Chairman of the Board, and each of the Corporation's other four most highly compensated executive officers, whose salary and any bonus in 2004 exceeded $100,000, for services rendered to the Corporation and its subsidiary or affiliated companies.


SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                            ANNUAL               -----------------------
                                                         COMPENSATION                 (G)         (H)
                                                 -----------------------------    SECURITIES      LTIP              (I)
            (A)                          (B)          (C)              (D)        UNDERLYING    PAYOUTS          ALL OTHER
NAME AND PRINCIPAL POSITIONS            YEAR     SALARY($)(1)      BONUS($)(2)   OPTIONS(#)(3)   ($)(4)      COMPENSATION($)(5)
----------------------------            ----     ------------      -----------   -------------  --------     ------------------
STEVEN V. LANT, Chairman,               2004       $413,258          $171,105       $     0     $      0           $6,500
President and Chief Executive           2003       $327,500          $205,000       $ 4,400     $ 51,262           $6,000
Officer of the Corporation,             2002       $283,583          $225,385       $     0     $      0           $5,500
Chairman and Chief Executive
Officer of Central Hudson,
Chairman, President and
Chief Executive Officer of
CHEC

PAUL J. GANCI, Executive                2004       $263,088          $ 81,000       $     0     $ 46,547           $3,600
Chairman of the Board of the            2003       $480,000          $320,000       $10,200     $129,913           $6,000
Corporation, Executive                  2002       $440,667          $515,554       $     0     $      0           $5,500
Chairman of the Board of
Central Hudson and of CHEC(6)

CARL E. MEYER, Executive Vice           2004       $282,000          $ 62,816       $     0     $      0           $6,500
President of the Corporation and        2003       $274,500          $105,786       $ 3,600     $ 51,262           $6,000
President and Chief Operating           2002       $266,889          $200,268       $     0     $      0           $5,500
Officer of Central Hudson

JOSEPH J. DEVIRGILIO, JR.,              2004       $220,000          $ 49,088       $     0     $      0           $6,500
Executive Vice President -              2003       $207,875          $ 68,846       $ 2,000     $ 31,470           $6,000
Corporate Services and                  2002       $195,733          $118,538       $     0     $      0           $5,500
Administration of the
Corporation and of Central
Hudson; Executive Vice
President of CHEC

ARTHUR R. UPRIGHT, Senior               2004       $210,000          $ 53,550       $     0     $      0           $6,500
Vice President of the                   2003       $193,000          $ 66,625       $ 2,000     $ 31,470           $6,000
Corporation; Senior Vice                2002       $190,644          $111,127       $     0     $      0           $5,500
President - Regulatory Affairs,
Financial Planning and
Accounting of Central Hudson

DONNA S. DOYLE, Vice President          2004       $195,000          $ 49,725       $     0     $      0           $6,500
of Accounting and Controller            2003       $178,250          $ 59,341       $   900     $ 11,631           $5,371
of the Corporation and of               2002       $159,494          $ 64,800       $     0     $      0           $5,423
Central Hudson

----------
(1) This base salary amount reflects salary earned by the named executives for the applicable fiscal year and includes amounts deferred under (i) Central Hudson's Flexible Benefits Plan, which Plan is established pursuant to Section #

     125 of the Tax Code, which permits those electing to participate to defer salary, within specified limits, to be applied to qualified medical and/or child care benefit payments, (ii) Central Hudson's Savings Incentive Plan ("SIP"), a "defined contribution" plan which meets the requirements of the Tax Code, including Tax Code Section 401(k), which, among other things, permits, within limits, participants to tax-defer base salary, and, within limits, provides for Central Hudson contributions to participants, and
     (iii) the Corporation's Directors and Executives Deferred Compensation Plan (more fully described herein under the sub-caption "Directors and Executives Deferred Compensation Plan").

(2) The bonus amounts include amounts deferred under the Corporation's Directors and Executives Deferred Compensation Plan (more fully described herein under the sub-caption "Directors and Executives Deferred Compensation Plan"). The Compensation Committee determined that bonus amounts earned in 2002 would be equal to twice the annual incentive opportunity in light of the fact that the Corporation did not make long-term incentive plan grants in 2002.

(3) Indicates the number of shares of Common Stock underlying stock options granted during the year.

(4) In 2004, no payouts were made pursuant to the Corporation's Long-Term Performance-Based Incentive Plan as no awards under said plan were made in 2002 other than with respect to Mr. Ganci upon his retirement from employment. See footnote (2) to the table entitled "Long-Term Incentive Plan--Awards in Fiscal Year 2004." The LTIP Payout column indicates the dollar value of performance shares awarded, based on achievement versus a defined index multiplied by the closing price of Common Stock on December 31 of the year in which a performance period concludes, plus accrued dividends over the three-year performance period then concluded.

(5) These are amounts contributed by Central Hudson under the SIP for the benefit of the named individual.

(6) Mr. Ganci served as the Corporation's Executive Chairman of the Board through April 27, 2004, when Mr. Lant was appointed Chairman of the Board in addition to his positions as President and Chief Executive Officer.

(7) Mr. Lant became Chairman of the Board on April 27, 2004, following the Annual Meeting of Shareholders. He became Chairman and Chief Executive Officer of Central Hudson on May 5, 2004, and Chairman, President and Chief Executive Officer of CHEC on May 10, 2004.

No stock options were granted in fiscal year 2004.


AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2004 AND FISCAL YEAR END
OPTION VALUES

     The following table sets forth information concerning the exercise of stock options by the Corporation's named executive officers during the last fiscal year and the value of unexercised options on an aggregated basis.

     (A)                           (B)           (C)              (D)                 (E)
                                                               NUMBER OF
                                                                 SHARES
                                                               UNDERLYING           VALUE OF
                                                              UNEXERCISED      UNEXERCISED IN THE
                                NUMBER OF                      OPTIONS AT       MONEY OPTIONS AT
                                  SHARES                     FISCAL YEAR END     FISCAL YEAR END
                                 ACQUIRED                         (#)                  ($)
                                    ON           VALUE        EXERCISABLE/        EXERCISABLE/
    NAME                       EXERCISE (#)   REALIZED ($)    UNEXERCISABLE       UNEXERCISABLE
-------------------------------------------------------------------------------------------------
Steven V. Lant ...............     720          10,008        2,160/6,560         9,526/6,350
Paul J. Ganci ................   3,560          55,768          19,100/--           39,249/--
Carl E. Meyer ................   2,880          21,701           --/5,760            --/6,350
Joseph J. DeVirgilio, Jr. ....   1,760          13,534           --/3,320            --/3,881
Arthur R. Upright ............   1,760           9,381           --/3,320            --/3,881
Donna S. Doyle ...............     640           4,877           --/1,380            --/2,125

LONG-TERM INCENTIVE PLAN -- AWARDS (1) IN FISCAL YEAR 2004

     The following table sets forth the number of Performance Shares awarded to each of the named executives in 2004 under the Corporation's Long-Term Performance-Based Incentive Plan:

                                                        (C)
                                   (B)              PERFORMANCE
                                NUMBER OF         OR OTHER PERIOD    ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK PRICE BASED PLANS
(A)                            PERFORMANCE       UNTIL MATURATION            (D)                 (E)                  (F)
NAME                             SHARES              OR PAYOUT          THRESHOLD (#)        TARGET (#)           MAXIMUM (#)
--------------------------------------------------------------------------------------------------------------------------------
Steven V. Lant ...............    6,500          January 1, 2007            3,250               6,500                9,750
Paul J. Ganci ................    9,500          January 1, 2007(2)         4,750               9,500               14,250
Carl E. Meyer ................    3,000          January 1, 2007            1,500               3,000                4,500
Joseph J. DeVirgilio, Jr. ....    1,600          January 1, 2007              800               1,600                2,400
Arthur R. Upright ............    1,600          January 1, 2007              800               1,600                2,400
Donna S. Doyle ...............      900          January 1, 2007              450                 900                1,350

----------

(1) Payment of these Performance Shares is based on achieving specified levels of designated performance objectives during a three-year performance cycle. Payout can range from 0% to 150% of Performance Shares granted, with 50% and 150% as the threshold and maximum payouts, respectively. In addition, cash dividends on Common Stock that is subject to Performance Shares are automatically deferred and reinvested in additional shares of Common Stock, which reinvested dividends are applied to the Performance Shares earned. Columns (d), (e), and (f) do not include values associated with reinvested dividends.

(2) Mr. Ganci received payment of a pro-rated award of Performance Shares plus accrued dividends under the Long-Term Performance-Based Incentive Plan in the sum of $46,547 upon his retirement from employment on May 1, 2004, for the quarter ended March 31, 2004, in accordance with the procedure adopted in 2001 for retiring executives.


PENSIONS/DEFERRED COMPENSATION PLANS


DIRECTORS AND EXECUTIVES DEFERRED COMPENSATION PLAN

     The Directors and Executives Deferred Compensation Plan applies to Directors, officers, and other executives of the Corporation and of its subsidiary companies. It permits the participants to elect to defer a percentage of their compensation for services rendered to the Corporation and/or its subsidiary companies. Under the Directors and Executives Deferred Compensation Plan, compensation is defined to include (a) base salary, (b) certain bonuses and performance shares, (c) payments from (i) the Supplementary Retirement Plan described herein and (ii) Change of Control agreements described herein, and (d) Directors' fees for services rendered as a member of the Board of Directors and any Committee of the Board. The Corporation can make discretionary contributions to the Directors and Executives Deferred Compensation Plan. Compensation deferred in accordance with the Directors and Executives Deferred Compensation Plan is paid to Directors and officers (adjusted to reflect investment earnings and losses) at the time the Director or officer ceases being a member of the Board of Directors or an officer of the Corporation or its subsidiary companies, or prior to such time under certain circumstances, either in a lump sum or over a period of time depending on the circumstances of cessation and/or distribution elections.

     Effective as of January 1, 2004, the equity component of annual compensation for each non-employee Director is fixed at a number of phantom shares of the Corporation's Common Stock having an aggregate value approximately equal to $50,000, which phantom shares are credited to each Director's account under the Directors and Executive Deferred Compensation Plan. The program requires this credit to remain invested in phantom shares until the termination of the Director's service on the Board and to be paid only in cash after termination of Board service. In aggregate, each non-employee Director other than Mr. Tranen and Mr. Ganci received 1,107 phantom shares as equity compensation for 2004. Mr. Tranen and Mr. Ganci received aggregate amounts of
992  phantom  shares  and  730  phantom  shares,  respectively.  For  additional information regarding Director compensation, please see the subcaption "Compensation of Directors of the Board" at page 10 of this proxy statement.

CENTRAL HUDSON RETIREMENT INCOME PLAN

     The Retirement Income Plan of Central Hudson Gas & Electric Corporation (the "Retirement Plan") is a "defined benefit" plan which is intended to meet the qualification requirements of the Tax Code and generally covers all employees of Central Hudson and those subsidiary companies that have adopted the Retirement Plan, including the named executive officers.

     There are several components to the benefit provided under the Retirement Plan. First, the Retirement Plan provides retirement benefits generally related to a participant's annual base salary for each year of eligible employment. These benefits depend upon length of service, age at retirement, and eligible earnings during years of participation in the Retirement Plan and any predecessor plans. This portion of a participant's benefit is determined based on the accumulation over that participant's career of a percentage of each year's eligible earnings. For periods on and after October 1, 1989, the percentage is 2% of eligible earnings, except that for years in which the participant is over 50 years of age, the percentage is increased to 2.5%. Second, the Retirement Plan provides a benefit for service prior to October 1, 2003, based on a percentage of a participant's average earnings at October 1, 2003 (being 50% of each of the base salaries at October 1, 2000, and 2003 and 100% of each of the base salaries at October 1, 2001, and 2002), and the number of years of service while a member of the Retirement Plan prior to October 1, 2003, all subject to certain limitations. Finally, a cash balance account benefit is also available upon retirement under the Retirement Plan, and provides for a credit to those participants in the Retirement Plan on January 1, 1987, of 10% of their base salary on that date, a credit to those participants in the Retirement Plan on September 30, 1991, of 5% of their base salary as of that date, a credit to those participants in the Retirement Plan on September 30, 1997, of 5% of their base salary as of that date and a further credit to those participants in the Retirement Plan on September 30, 1999, of 5% of their base salary as of that date with, in all four cases, annual interest earned thereon.

     While the amount of the accrual with respect to a specified person is not and cannot readily be separately or individually calculated by the actuaries for the Retirement Plan, estimated annual benefits under the Retirement Plan upon retirement at age 65 for the named executive officers, assuming continuation of current annual salary levels and giving effect to applicable benefit limitations in the Tax Code, are as follows: Mr. Lant - $170,000; Mr. DeVirgilio - $170,000; Ms. Doyle - $111,409; Mr. Meyer - $168,550; and Mr. Upright - $152,463. In 2004,
Mr. Ganci received monthly payments totalling $84,892 under the Retirement Plan and a one-time, lump sum payment of $76,318 from the Retirement Plan's cash balance account, in each case following his May 1, 2004, retirement from employment.


CENTRAL HUDSON RETIREMENT BENEFIT RESTORATION PLAN

     The Central Hudson Retirement Benefit Restoration Plan ("RBRP") is an unfunded, unsecured pension benefit plan for a select group of highly compensated employees. The RBRP provides an annual retirement benefit to those participants in the Retirement Plan who hold the following offices with the Corporation and Central Hudson: Chairman of the Board, Chief Executive Officer, President, Vice President (including all levels thereof), Corporate Secretary, Chief Financial Officer, Treasurer, Controller, and Assistant Treasurer. This benefit is equal to the difference between (i) that received under the Retirement Plan, giving effect to applicable salary and benefit limitations under the Tax Code, and (ii) that which would have been received under the Retirement Plan, without giving effect to the limitations under the Tax Code. Enhanced benefits are payable under certain circumstances following a Change of Control. Mr. Ganci was paid $115,732 under the RBRP in 2004. The named executive officers have a current salary level which, if continued to retirement at age 65, would provide a benefit under the RBRP. The estimated annual benefits under the RBRP upon retirement at age 65 for those individuals, assuming the continuation of current annual salary levels, are as follows: Mr. Lant - $137,692; Mr. DeVirgilio - $17,469; Ms. Doyle - $0; Mr. Meyer - $54,231; and Mr.
Upright - $1,365.

SUPPLEMENTARY RETIREMENT PLAN

     The Corporation's Supplementary Retirement Plan ("SRP") covers a select group of highly compensated employees as an incentive for them to remain with the Corporation or its subsidiary companies. Under the SRP, an annual benefit is payable for 10 years, commencing on retirement, to eligible participants (generally those who retire at age 60 or older and with 10 or more years of service) of the following percentage of annual base compensation at retirement:
60 to 63 - 10%; 63 to 65 - 15%; 65 or over - 20%. Mr. Upright is fully vested in the SRP. Enhanced benefits are payable under certain circumstances following a Change of Control (as described below). Estimated annual benefits under the SRP upon retirement at age 65 for the named individuals, assuming continuation of current annual salary levels, are as follows: Mr. Lant - $70,000; Mr. DeVirgilio
- $48,400;  Ms. Doyle - $40,000; Mr. Meyer - $56,400; and Mr. Upright - $43,800.
Mr. Ganci was paid $72,000 under the SRP for the year 2004.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     The Corporation has an Employment Agreement ("Agreement") with each of the named executive officers. Until a Change of Control (as defined in the Agreement) occurs, each Agreement is automatically renewed for one year on each July 31, unless a notice not to extend is given.

     If a Change of Control occurs during the term of an Agreement, then the Agreement becomes operative for a fixed three-year period. Upon a Change of Control, each Agreement provides generally that such officers' terms and conditions of employment then in effect (including position, location, base salary, bonus, and benefits) will not be adversely changed during the three-year period after a Change of Control. If such officer's employment is terminated (i) by the Corporation or a subsidiary for reasons other than death, cause, or disability (as those terms are defined in each Agreement), (ii) by such officer for good reason (as that term is defined in each Agreement), (iii) by such officer regardless of reason during the thirty-day period beginning on the first anniversary of the Change of Control, (iv) upon certain terminations prior to a Change of Control, or (v) in connection with or in anticipation of a Change of Control, such officer, in addition to all amounts accrued to the date of termination, will receive a lump-sum payment equal to the sum of (a) the officer's base salary through the date of termination to the extent not previously paid, (b) a proportionate bonus based on the higher of the officer's most recent annual bonus and the officer's annual bonus for the last fiscal year ("Highest Annual Bonus"), (c) accrued vacation, (d) outplacement services, and
(e) three times the sum of the officer's base salary and the officer's Highest Annual Bonus. In addition, such officer would be entitled to continued employee welfare benefits and to a credit for pension purposes for the three years from the date of the termination.

     In the event any payments made to any such officers as a result of a Change of Control, whether under an Agreement or otherwise, would subject such officer to the excise tax on certain "excess parachute payments" payable under Tax Code
Section 4999, or interest or penalties with respect to this tax, the officer generally will be entitled to be made whole for the payment of any taxes, interest, or penalties. Each such officer, while covered by an Agreement, is not entitled to participate in the Corporation's Change of Control Severance Policy. In the event of a Change of Control, the Agreements will supersede any individual employment and/or severance agreements entered into by the Corporation with such officers, except in certain instances.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and Directors, and any person who owns more than 10% of a registered class of the Corporation's equity securities (collectively "Reporting Persons"), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on a review of the copies of these forms furnished to the Corporation and written representations from the Corporation's officers and Directors, Messrs. Fetter, Fridrich, Gallagher, and Kruse and retired Director Jack Effron filed one late Form 4 (each reporting a grant of 600 deferred fee phantom stock units). Mr. Tranen filed one late Form 4 (reporting a grant of 550 deferred fee phantom stock units). All of these Form 4 filings have since been made.

PERFORMANCE GRAPH

     The line graph set forth below provides a comparison of the Corporation's cumulative total shareholder return on its Common Stock with the Standard & Poor's 500 Index ("S&P 500") and as a Corporation-determined peer comparison with the EEI Index. Shareholder return is the sum of the dividends paid and the change in the market price of stock.


Year        CH Energy Group, Inc.        S&P 500 Index            EEI Index
1998              100                        100                     100
1999               77.8                      121                      81.4
2000              112.5                      110                     120.5
2001              115                         97                     109.9
2002              129.1                       75.5                    93.7
2003              136.3                       97.2                   115.7



                            YEAR ENDING DECEMBER 31,
--------------------------------------------------------------------------------
                        1999      2000      2001      2002      2003      2004
--------------------------------------------------------------------------------
  CHG                   $100    $ 77.8    $112.5    $115.0    $129.1    $136.3

  EEI Index             $100    $ 81.4    $120.5    $109.9    $ 93.7    $115.7

  S&P 500               $100    $121.0    $110.0    $ 97.0    $ 75.5    $ 97.2
--------------------------------------------------------------------------------
                     ASSUMES $100 INVESTED DECEMBER 31, 1999

                        PROPOSAL NO. 2 - RATIFICATION OF
                           APPOINTMENT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the Corporation's independent public accountants for 2005. Although shareholder approval of the Audit Committee's appointment is not required by law, the Board of Directors believes that it is good corporate governance to give shareholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its selection.

     Even if the appointment is ratified, the Audit Committee may, in its discretion, change the appointment at any time during the year if it determines that such a change would be in the best interests of the Corporation and its shareholders.

     Approval of this Proposal No. 2 requires the affirmative of a majority of the votes cast in person or by proxy.

     Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 2.

                                  OTHER MATTERS

     The Board of Directors does not know of any matters to be brought before the Annual Meeting other than those referred to in the notice hereof. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the form of proxy to vote the proxy in accordance with their judgment on such matters.

                                        By Order of the Board of Directors,





                                        Lincoln E. Bleveans
                                        CORPORATE SECRETARY

     March 11, 2005

                      [This Page Intentionally Left Blank]

                         ROUTE TO CH ENERGY GROUP, INC.

[MAP OMITTED]


FROM NEW YORK CITY AREA:

o   Taconic State parkway North to Interstate 84 (I-84)

o   I-84 West to Exit 13 (Route 9)

o   Turn right off ramp onto Route 9 North

o   Route 9 approximately 12 miles to the Academy Street / South Avenue Exit

o   Bear left at end of ramp and go under overpass

o   Turn right into CH Energy Group, Inc. entrance

FROM CONNECTICUT:

o   I-84 West to Exit 13 (Route 9)

o   Continue as above

FROM PENNSYLVANIA:

o   I-84 East to Exit 13 (Route 9)

o   Turn left off ramp onto Route 9 North

o   Continue as above

FROM NEW JERSEY AND UPSTATE NEW YORK:

o   New York State Thruway (I-87) to Exit 18 (New Paltz)

o   Turn right onto Route 299

o   Route 299 approximately 5 miles, turn right onto Route 9W South

o   Route 9W approximately 2 miles, bear right for FDR/Mid-Hudson Bridge

o   After crossing bridge take first right (Route 9 South)

o   Bear right off exit ramp into CH Energy Group, Inc. entrance

                                ADMISSION TICKET
                      Present to the CH Energy Group, Inc.
                representative at the entrance to the auditorium.

                         ANNUAL MEETING OF SHAREHOLDERS
                           April 26, 2005, 10:30 a.m.
                              CH ENERGY GROUP, INC.
                       284 South Avenue, Poughkeepsie, NY


--------------------------------------------------------------------------------
                                     AGENDA

                            o Election of Directors
 o Ratification of Appointment of Independent Registered Public Accounting Firm

--------------------------------------------------------------------------------




     IT IS IMPORTANT THAT ALL SHARES BE REPRESENTED AT THIS MEETING, WHETHER
                    OR NOT YOU ATTEND THE MEETING IN PERSON.
                    TO MAKE SURE ALL SHARES ARE REPRESENTED,
             WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD BELOW.


--------------------------------------------------------------------------------

                   IF PLANNING TO ATTEND THE ANNUAL MEETING,
              PLEASE MARK THE APPROPRIATE BOX ON THE REVERSE SIDE. PRESENT THIS ADMISSION TICKET TO THE REPRESENTATIVE
                  AT THE ENTRANCE TO THE ANNUAL MEETING ROOM.

--------------------------------------------------------------------------------


                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------

                              CH ENERGY GROUP, INC.
                          PROXY OF COMMON SHAREHOLDERS
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P The undersigned hereby appoints STEVEN V. LANT, HEINZ K. FRIDRICH, and E. R MICHEL KRUSE, or any one or more of them, as proxy, with full power of O substitution, to vote, as designated on the reverse hereof, all shares of X Common Stock owned of record by the undersigned on March 1, 2005, at the Y Annual Meeting of Shareholders of CH Energy Group, Inc. to be held at the office of the Corporation, 284 South Avenue, in the City of Poughkeepsie, Dutchess County, New York, on April 26, 2005, or any adjournment thereof, upon all such matters as may properly come before the meeting, including the following proposals described in the Proxy Statement, dated March 11, 2005, a copy of which has been received by the undersigned.

     THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED WITH REGARD TO PROPOSAL NO. 1 AND PROPOSAL NO. 2. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NO. 1 AND PROPOSAL NO. 2.

     1.  Proposal No. 1: Election of Directors, Nominees: CLASS II: 2008

     01. Margarita K. Dilley
     02. Steven M. Fetter
     03. Stanley J. Grubel

     2.  Proposal No. 2: Ratification of Appointment of
         Independent Registered Public Accounting Firm

     Comments (If Any) / Change of Address

     ---------------------------------------------------

     ---------------------------------------------------

     ---------------------------------------------------

     If you have written in the above space, please mark the corresponding box on the reverse side of this card.

                                                     --------------------
                                                       SEE REVERSE SIDE
                                                     --------------------

[LOGO OMITTED]
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8682
EDISON, NJ 08818-8682

You may vote the shares held in this account by telephone or electronically using the Internet. Voting by telephone or using the Internet will eliminate the need to mail voted proxy card(s) representing shares held in the account; therefore if voting using the internet or by telephone, please do not mail your card. Both voting systems preserve the confidentiality of every vote and will confirm the voting instructions with you. You may also change selections on any or all of the proposals to be voted. To vote by telephone or using the Internet, please have this proxy card and your social security number available. Please follow the steps below:

                      -------------------------------------



                      -------------------------------------

              EVERY VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

--------------------------------------------------------------------------------

                       VOTE-BY-INTERNET [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

     1.   LOG ON TO THE INTERNET AND GO TO
          HTTP://WWW.EPROXYVOTE.COM/CHG 24 HOURS A DAY, 7 DAYS A WEEK UNTIL 12:01 AM ON 4/19/05.

     2.   FOLLOW THE DETAILED INSTRUCTIONS LOCATED ON THE WEB PAGE.
--------------------------------------------------------------------------------

                                       OR

--------------------------------------------------------------------------------

                       VOTE-BY-TELEPHONE [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

     1.   USING A TOUCH-TONE TELEPHONE, DIAL TOLL-FREE
          1-877-PRX-VOTE (1-877-779-8683) 24 HOURS A DAY, 7 DAYS A WEEK UNTIL 12:01 AM ON 4/19/05.

     2.   FOLLOW THE DETAILED INSTRUCTIONS ON THE TELEPHONE MENU.

--------------------------------------------------------------------------------

As an added convenience, you may sign up to receive next year's annual report and proxy materials via the internet. Next year when the materials are available, we will send you an e-mail with instructions which will enable you to review these materials on-line. To sign up for this optional service, visit www.econsent.com/chg.


            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
--------------------------------------------------------------------------------

                                                                    |
                                                                    |      1535
                                                                    |
                                                                    +----


[X] PLEASE MARK
    VOTES AS IN THIS
    EXAMPLE.

---------------------------------------------------------------
                      CH ENERGY GROUP, INC.
---------------------------------------------------------------
The Directors recommend a vote "FOR" Proposals No. 1 and No. 2.

1.   Election of Class II Directors 2008 (see reverse)

01.  Margarita K. Dilley                 FOR      WITHHOLD
02.  Steven M. Fetter                    [_]        [_]
03.  Stanley J. Grubel


  --------------------------------------------------------
  FOR, except vote withheld from the following nominee(s):


                                         FOR      AGAINST    ABSTAIN
2.   Ratification of Appointment         [_]        [_]        [_]
     of Independent Registered
     Public Accounting Firm


If you plan to attend the Annual Meeting, place an X in this box.          [_]

If you wish us to discontinue Annual Report mailing for this account,
place an X in this box.                                                    [_]

If you indicated a change of address or comments on reverse side,
place an X in this box.                                                    [_]


3. IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

NOTE: Please sign exactly as name above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature: ______________________________________________  Date ________________

Signature: ______________________________________________  Date ________________